SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   September 5, 1996
                                                ------------------------


                               Hoenig Group Inc.
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            (Exact name of Registrant as specified in its charter)



    Delaware                        0-19619             13-3625520
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(State or other jurisdiction      (Commission          (IRS Employer
of incorporation)                 File Number)         Identification No.)



 Royal Executive Park,  4 International Drive,  Rye Brook, New York   10573
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(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code   (914) 935-9000
                                                   ---------------------------



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        (Former name or former address, if changed since last report.)






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Item 5. Other Events

         On September 5, 1996, the Board of Directors of the Company increased the number of directorships from ten to eleven, elected Fredric P. Sapirstein to the newly created Class III vacancy on the Board, and elected Mr. Sapirstein as Chairman, President and Chief Executive Officer, effective immediately.

         On September 5, 1996, the Company and Mr. Sapirstein executed an Employment Agreement in the form attached hereto as Exhibit 10.7 (the "Employment Agreement").

         Pursuant to the Employment Agreement Mr. Sapirstein purchased 250,000 shares of the Company's Common Stock from the Company at a purchase price of $3.625 per share and was granted ten-year options on 500,000 shares of Common Stock at an exercise price of $3.625 per share and on 132,500 shares at an exercise price of $5.00 per share. The Employment Agreement obligates the Company to grant an additional 367,500 options exercisable at $5.00 per share to Mr. Sapirstein, subject to approval of an appropriate plan by the shareholders of the Company. The terms of vesting of the options, conditions to the exercise of certain options and other terms relating to the options and Mr. Sapirstein's employment, including termination payments required to be made to Mr. Sapirstein if his employment is terminated under certain conditions, are contained in the Employment Agreement.

         On September 5, 1996, the Company issued the press release in the form attached hereto as Exhibit 99.


Item 7c.

10.7 Employment Agreement between Fredric P. Sapirstein and the Company, dated September 5, 1996.

99.      September 5, 1996 Press Release Issued by the Company.

                                   SIGNATURE
                                   ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:    September 16, 1996                 Hoenig Group Inc.



                                            By:
                                               ---------------------------
                                                 Fredric P. Sapirstein
                                                 Chief Executive Officer